UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/AMENDMENT NO. 1

Tier i offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Hemp Naturals INC.

(Exact name of registrant as specified in its charter)

Date: May 13, 2020

Delaware	3990	47-5604166
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

16950 North Bay Road, Suite 1803
Sunny Isles Beach, Florida 33160

Telephone: 347-301-8431

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

www.hempofnaturals.com

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED MAY 13, 2020

UP TO A MAXIMUM OF 1,000,000,000 SHARES OF COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock

*The Company will provide final pricing information after qualification by the Commission in a final or supplemental offering circular before or at the time of sale of our Common Stock .

The Company reserves the right to change the fixed Price Per Share to Public during the course of the offering and will file a post-qualification amendment to the Offering Statement at the time of any such change.

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $.002 and $2.00 with no minimum amount to be sold up to a maximum of 1,000,000,000 shares but not to exceed $2,000,000 in gross proceeds. Upon qualification by the Commission and the filing of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be immediately freely tradable without restriction or further registration under Rule 251 at time of qualification by the Commission. Any sale of shares registered herein and sold to purchaser(s) after qualification or resale of shares by purchaser(s) unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act will be freely tradable without restriction.

The end date of the offering will be exactly 3 years from the date the Offering Circular is qualified by the United States Securities and Exchange Commission (the “Commission”) unless extended by the Company, in its own discretion, for up to another 90 days or earlier terminated by the Company in its own discretion, which may occur at any time.

Prior to this offering, there has been a thinly traded public market for our common shares in the OTC Markets pink tier. Our ticker symbol is HPMM.

It is currently estimated that the direct public offering price per share will be between $.002 and $2.00 with no minimum amount of shares to be sold and a maximum amount of shares sold not to exceed $2,000,000 in gross proceeds.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $20,000.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date that is thirty six months from the date this Offering Statement is qualified by the Commission, (unless extended by the Company, in its own discretion, for up to another 90 days) or (3) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” beginning on page 6.

Sales of these securities will commence on approximately              , 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Our common stock is quoted on the OTC MarketPlace operated by the OTC Markets Group, Inc. or “OTC” under the ticker symbol HPMM. As of May 8, 2020, there were 58 record shareholders of our common stock. The Company has not paid any dividends on its common stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

In this public offering we, “Hemp Naturals, Inc.” are offering up to a maximum of 1,000,000,000 shares of our common stock.  We will receive all of the proceeds from the sale of shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Levi Jacobson. Mr. Jacobson is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the shares being offered herein by the Company.

Currently, Levi Jacobson, our CEO owns approximately 100 % of the voting power of our outstanding capital stock. We will amend the beneficial ownership table in the Offering Circular once we determine the number of shares to be sold and the fixed price of the offering by filing a Final Offering Circular Supplement.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, the term “Hemp Naturals,” “we,” “us,” “our” or “the Company” refers to Hemp Naturals, Inc. The term ‘‘fiscal year’’ refers to our fiscal year ending November 30th. The term ‘‘common stock’’ refers to shares of the Company’s common stock.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART - II

offering circular SUMMARY

Background

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated on November 13, 2015 under the laws of the state of Delaware. We have performed limited business operations and have generated no revenue to date. Our business plan has recently changed from utilizing natural building strategies using renewable biocomposite materials like hempcrete to create energy efficient homes to selling our own branded products online and retails stores containing cannabidiol (CBD). We will continue to sell ‘Rolling Naturals’ our branded rolling papers made out of hemp-based material that are presently available for sale at our online store and other various retail outlets throughout Miami Beach, Florida.

Mission Statement

Hemp Naturals, Inc. primary focus is on developing branded CBD products for sale such as hemp oil, edibles, water solubles, pet products, skin care and topical creams.

Overview

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

Our operations are potentially subject to a complex web of federal and state regulations that are evolving at a rapid rate. The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Our financial status creates doubt about whether we will continue as a going concern. As we had net losses of $6,233,544 and $6,497,319 for the fiscal years ended November 30, 2019 and 2018 respectively and we currently have limited assets with which to fund operations and pay for the expenses associated with complying with our reporting requirements under the federal securities laws. We have not generated any significant revenues to date and our activities have been limited to developing our business and financial plans.

Our principal executive offices are located at 16950 North Bay Road, Suite 1803, Sunny Isles Beach, Florida 33160. Our phone number is (347) 301-8431.

Our Offering

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $.002 and $2.00 with no minimum amount to be sold up to a maximum of 1,000,000,000 shares, but not to exceed $2,000,000 in gross proceeds. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officer and director.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: six billion two hundred twenty million (6,220,000,000). These shares shall be divided into two classes with six billion two hundred million (6,200,000,000) shares designated as common stock at $.0001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.0001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

We have 1,023,521,895 shares of Common Stock and 1,000,000 shares of Series A convertible Preferred Stock issued and outstanding. The convertible Series A Preferred Stock has super voting rights of 5,000,000 votes for each Series A share held by preferred shareholder. The issued and outstanding Series A preferred shares are wholly owned by our sole director. Our director controls 100% of the voting power of the Company. We will receive all proceeds from the sale of our common stock.

Our Chief Executive Officer, Levi Jacobson will be selling shares of common stock on behalf of the Company.

The Company is quoted on the OTC Pink market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. However, we may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis.  As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the common shares registered in the offering are sold at the midpoint offering price of $.999 per share assuming the maximum amount of gross proceeds are received by the Company in the amount of $2,000,000.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

Per Share
25% of Offering Sold	500,500	$.999	$0	$500,000
50% of Offering sold	1,001,001	$.999	$0	$1,000,000
75% of Offering Sold	1,501,501	$.999	$0	$1,500,000
Maximum Offering sold	2,002,002	$.999	$0	$2,000,000

(1)	Assuming an initial public midpoint offering price of $.999 per share, as set forth on the cover page of this offering circular.

Securities being offered by the Company

Up to a Maximum 1,000,000,000 shares of common stock, at a fixed price per share between $.002 and $2.00 per share per share with no minimum amount to be sold but not to exceed $2,000,000 in gross proceeds. A final fixed strike price will be determined upon qualification or in a final or supplemental offering circular at the time of sale of our Common Stock. Our stock will be offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) thirty six months from the qualified date of this offering. unless extended by the Company, in its own discretion for up to another 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a final fixed strike price per share to be determined at time of qualification or in a final or supplemental offering circular at the time of sale of our common stock between the price range of $.002 and $2.00 per share.

Number of shares of common stock outstanding before the offering of common stock	1,023,521,895 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	___ common shares will be issued and outstanding if we sell all of the common shares we are offering at a offering price of $____ per share.

Number of shares of preferred stock outstanding before the offering of common stock	1,000,000 shares of Series A Convertible Stock are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	1,000,000 shares of Series A convertible stock will be outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Our common shares trade in the OTC Marketplace under the ticker symbol HPMM. The average low trading price per share is $.004 for the last 5 trading days.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, to purchase real estate, materials, inventory, and for any other general corporate purpose. The Company does not anticipate using any of the cash proceeds from this offering to pay off any debt obligation resulting from the lawsuits filed by Power Up Lending Group, LTD, Coventry Enterprises, LLC and GS Capital Partners, LLC, collectively (the “Plaintiffs”) as referenced in legal actions, and Risk Factors, see Risks Relating to Certain Litigation and Legal proceedings. However, the company reserves the right to utilize up to $200,000 of the cash proceeds from this offering in resolving some or all of the debt owed to Plaintiffs if in the event maximum gross proceeds in the amount of $2,000,000 is received by the Company.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) Thirty Six months after this Offering Statement becomes qualified with the Securities and Exchange Commission unless extended by the Company, in its own discretion for up to another 90 days, or (ii) the date on which all the shares registered hereunder have been sold. (iii) At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Levi Jacobson will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements for the quarterly period ending February 29, 2020.

HEMP NATURALS, INC.

BALANCE SHEETS

(Unaudited)

	February 29, 2020	November 30, 2019
ASSETS
Current Assets
Cash	$125	$33,918
Inventory	15,969	15,969
Prepaid Expenses	717,512	1,297,271
Total Current Assets	733,605	1,525,659
Fixed Assets
Land and Improvements	610,862	265,000
Total Fixed Asses	610,862	265,000
TOTAL ASSETS	$1,344,467	$1,790,659

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued Expenses	$2,700	$1,000
Convertible Notes Payable	1,069,853	1.042,022
Loan to Company – related party	1,135	-
Total Current Liabilities	1,073,688	1,043,022

TOTAL LIABILITIES	1,073,688	1,043,022

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 1,000,000 and 0 issued and outstanding as of February 29, 2020 and November 30, 2019, respectively	100	-

Common stock , $.0001 par value, 6,200,000,000 shares authorized, 1,023,521,895 and 333,999,673 shares issued and outstanding as of February 29, 2020 and November 30, 2019, respectively	102,352	33,400
Additional Paid in Capital	17,699,802	17,469,202
Accumulated Deficit	(17,531,475)	(16,754,965)

Total Stockholders’ Equity	270,779	747,637

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,344,467	$1,790,659

HEMP NATURALS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended February 29, 2020	For the Three Months Ended February 28, 2019
Operating Expenses
General and Administrative	$748,680	$314,237
Total Operating Expenses	748,680	314,237

Other Income(Expenses):
Interest Expense	(27,830)	(4,869)
Total Other Expenses	(27,830)	(4,869)
Loss Before Income Tax Provision	$(776,510)	$(319.106)
Income Tax Provision	-	-
Net Loss	$(776,510)	$(319,106)
Basic and Diluted Net loss Per Common Stock	$(0.00)	$(0.00)
Weighted average number of common stock outstanding – basic and diluted	356,872,580	326,250,621

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1,070,000,000 or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statement.

Overview

We are an early stage company with a transmuted business plan focusing now on selling cannabidiol (“CBD”) based products.

It is a non-intoxicating cannabinoid found in cannabis and hemp. Cannabidiol is the second-most abundant cannabinoid in the plant after tetrahydrocannabinol (“THC”). It has many potential therapeutic benefits, including anti-inflammatory, analgesic, anti-anxiety, and seizure-suppressant properties.

We own no real estate. Since inception, we have generated no revenue. We have general and administrative expenses of $6,755,982 with a net loss in the amount of ($6,233,544) for the fiscal year ending November 30, 2019 and general and administrative expenses of $5,754,945 with a net loss in the amount of ($6,497,319) for the year ending November 30, 2018. Our expenses are primarily attributed to general and administrative expenses. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $500,000 of funding from this offering. Upon achieving the minimum offering, we intend to execute on our proposed business plan of acquiring real estate. See “Company Information.” The number of CBD products that we will be able to acquire and brand will depend on how quickly we are able to raise funds through this offering and the availability of debt financing. We expect the proceeds of this offering, together with funds from third party financings, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

Coronavirus Impact.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease our vendor supply resulting in our inability to brand and sell our CBD products.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

Execute capital raise: Months 1-3

Estimated Cost: $25,000 to pay professional expenses pursuant to this offering.

Acquire, brand and sell CBD products from various manufacturers : Months 4-12

Estimated Cost: $500,000

Hire employees and contractors: Months 9-12

We plan to hire employee and contractors to build our internet site and expand retail operations. remodel our properties, real estate agents to locate properties to purchase and sell, or lease, and attorneys to conduct title searches and perform closings, accountants, home inspectors, insurance agents and other knowledgeable professionals.

Estimated Costs: $1,000,000

Results of Operations

We had a net loss from operations for the year ended November 30, 2019 of ($6,233,544) resulting from operating expenses in the amount of $6,755,982 for the year ended 2019. This is compared to a net loss of ($6,497,319) for the year ended November 30, 2018 resulting from operating expenses in the amount of 5,754,945. The decrease in net loss is due to decreases in professional fees, rent and compensation. We project we will continue to have losses from operations until such time as we have sales from operations.

To provide cash for our operations, the Company has issued convertible promissory notes to several purchasers and has conducted private sales of shares of the Company’s common stock.

There can be no assurance that our efforts to implement our business plan will be successful or that we will obtain revenues or profitability.

Information included in this offering statement includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Notes to our financial statements include an explanatory paragraph relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a early stage business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, are available to us due to these factors. We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to fully implement our business plan.

Our future operating results are subject to many facilities, including:

•	Our success in establishing positive and long lasting relationships with companies which manufacture products infused with CBD;

•	The success of selling our products online;

•	Our ability to obtain additional financing; and

•	Other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this offering statement and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update.

Contractual Obligations and Off-Balance Sheet Arrangements

We do not have any contractual obligations or off balance sheet arrangements.

Liquidity and Capital Resources

As of November 30, 2019, the Company had cash on hand of $33,918 compared to $98,248 as of November 30, 2018. We will be required to raise additional funds, having been unable to date to generate positive cash flow as a result of operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through debt and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

For the year ended November 30, 2019, the Company used ($207,600) in cash in operating activities, compared to ($207,112) used for the year ended November 30, 2018. The change in cash flow is due to increased operating expenses for the period.

For the year ended November 30, 2019, the Company financing activities provided $586,769 in cash, compared to $305,350 for the year ended November 30, 2018. The increase in 2019 was primarily due to an increase convertible notes issued by the Company.

The Company has 17 Notes outstanding that involve convertible securities, more specifically Promissory Notes, (“Notes”) at interest rates ranging from 10-18% that allow the holders to receive interest payments in the form of our common shares and allows holders to convert their Notes into our common shares at a average discount of about 45% to the market price. That means that the lower the stock price, the more shares the Company must issue on conversion. There are approximately 3,000,000,000 shares of our common stock in reserve and held by V Stock Transfer, LLC, our transfer agent for conversion. If the holders of our Notes decided to convert all their shares, our common shares issued and outstanding would increase from 1,023,521,895 to 4,023,521,895. That means our existing shareholders would have a book value loss per share in the amount of $.0065 per share. The more shares the company issues on conversion, the greater the dilution to the Company’s shareholders, will be. Revenues per share will be lower, and shareholders will own proportionally less of the Company. Since the conversion is based on a market price based conversion formula, the risk of potential adverse effects increases with a market price based conversion formula. The greater the dilution, the greater the potential that our stock price per share will fall. The more the stock price falls, the greater the number of shares the Company may have to issue in future conversions and the harder it might be for the Company to obtain financing.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Certain Litigation

A claim has been filed against the Company, Company’s Chief Executive Officer and Secretary alleging contractual violations of Notes and Security Purchase Agreements with plaintiffs shareholders Power Up Lending Group, LTD, Coventry Enterprises, LLC and GS Capital Partners, LLC.

On June 7, 2019, the Company was served with a summons and complaint filed by plaintiff shareholder Power Up Lending Group, LTD in Supreme Court of the State of New York, county of Nassau against Hemp Naturals, Inc., Levi Jacobson, our CEO and Yosef Bleier, husband of Maryna Bleier, our Secretary. The complaint substantively alleges that the defendants, collectively or individually breached their contractual obligations pursuant to convertible promissory notes dated December 6, 2018 in the principal amount of $43,000 and March 14, 2019 in the principal amount of $68,000 for failure to remain an Exchange Act reporting company. Plaintiff has requested injunctive relief and monetary damages. In the spirit of resolution, we have entered into discussions with Power Up Lending Group, LTD but there is no stipulation agreement. We have received information from Power Up Lending Group, LTD that the total pay off of the Notes including interest, default interest and default amount as of July 19, 2019 to be in the approximate amount of $175,603.39 pursuant to the terms and conditions of the Security Purchase Agreements and Notes. We do not have cash on hand to pay off the debt. If we utilize our common stock to pay off the debt, we will have to issue approximately 2,902,536 shares based on a variable conversion price of $.0605 which is a 45% discount rate to the lowest trading price in the last twenty days of trading in the OTC Markets Pink tier. The result of a share issuance would result in a book value loss of $.0002 per share to our existing shareholders.

On July 8, 2019, defendants through their legal counsel filed a Notice of Removal of Action in the United States District Court Eastern District of New York. We cannot predict the outcome or impact of any ongoing matters, and there exists the possibility that we could be subject to liability, penalties and other restrictive sanctions and adverse consequences if a court of law rules in favor of Plaintiff. Moreover, we expect to incur costs in defending the lawsuit and responding to related requests for information.

The Company was served with a first amended complaint by plaintiff shareholder Coventry Enterprises, LLC and filed with the U.S. District Court, Southern District on NY on January 7, 2020 alleging breach of contract and civil fraud. The case No. is 19-cv-11057-JGK-KNF remains pending in court. Plaintiff shareholder GS Capital Partners, LLC filed a Notice of Motion for Summary Judgment in lieu of complaint on January 13, 2020 alleging breach of contract and civil fraud in the Supreme Court of the State of New York. The case index number is 650290/2020. The Notice of Motion was denied by the Supreme Court on February 26, 2020.

Risks Relating to Our Industry and Our Company

Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition.

 As a result of the global outbreak of a new strain of coronavirus, COVID-19, economic uncertainties have arisen that continue to have an adverse impact on economic and market conditions. The global impact of the outbreak has been rapidly evolving, and the outbreak presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential negative impact to our revenue and sales. The Company is unable to quantify the impact COVID-19 may have on its financial results at this time.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. Online advertising of Cannabis related products may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 23, 2018, 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, California, Maine, Nevada, Massachusetts and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the Trump Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 21 years old and located where the use of cannabis is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we run the risk of federal and state law enforcement prosecution.

Internet store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its beginning stages and it has not begun to generate revenue. There is no guarantee that individual customers will use these features and as a result, we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store;

14

●	An increase in content that is irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements may discourage user engagement;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the network.

We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products as Schedule 1 controlled substances, it could cause us to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. The DEA created a separate Administration Controlled Substances Code number for marijuana extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in LBC ceasing operations.

Any potential growth in the cannabis or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We face an inherent risk of exposure to product liability claims in the event that the products we sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture and/or sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. We maintain insurance against product liability claims, but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

Our business is dependent upon suppliers.

We are entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We have no control over the manufacturing and quality of the products we sell.

We do not manufacture any of the products that we currently plan to sell. Consequently, we have no control over manufacturing practices at the suppliers from whom we procure the products we sell. We put forth considerable efforts to ensure that the products we sell are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

The Company has not generated any revenues to date since our inception November 13, 2015.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy is still in the early stage. Our business and operations should be considered to be in the early stage and subject to all of the risks inherent in the establishment of an emerging business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions imposed upon Industrial Hemp within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The U.S. laws pertaining to the importation and exportation of hemp based products may adversely affect our ability to fully implement our business plan.

In the United States today the U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp. What this means is that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States such products with THC are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1. Negotiate and maintain contracts and agreements with acceptable terms;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for industrial hemp products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

A failure to manage our growth effectively could harm our business and offering results.

Financial and management controls, and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. Our failure to manage our growth effectively could harm our business and operating results.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline

Our success depends on the value created by Hemp Naturals. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

Any acquisitions that we make could disrupt our business and harm our financial condition

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the Hemp industry could decrease our market share.

The hemp industry is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the hemp industry, we may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the hemp industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the hemp industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number and quality of products we will have available for sale;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

• Web traffic to our future website;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current Chief Executive Officer, Levi Jacobson, beneficially has voting power of the Company equal to 100%. As a result, he has total voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Jacobson could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Jacobson’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Levi Jacobson, our Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Levi Jacobson, our Chief Executive Officer. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks Relating to the Company’s Securities

Our shares of common stock are thinly traded, the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns and firms, press releases, road shows and conferences to increase awareness of our business. Any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a low price for our shares of common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans. Furthermore, our securities are currently traded on the OTC Pink markets where it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about these companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 6,220,000,000 shares of capital stock consisting of 6,200,000,000 shares of common stock, of which 1,023,521,895 common shares and 1,000,000 Convertible Series A shares are issued and outstanding as of May 13, 2020. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, 5,000,000 shares of preferred stock are designated as Series A Convertible stock with each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to five thousand (5,000) shares of common stock.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock may be subject to resale restrictions pursuant to Rule 144, due to broker/dealers perceived status that we are a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we may still be considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we have ceased to be a “shell company” as determined by a broker/dealer and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s  status as a non-“shell company.” Broker/Dealers may not allow our non-registered securities to be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose may have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” if we are deemed to be a shell company by a broker/dealer or OTC MarketPlace and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our perceived status as a “shell company” by a broker/dealer or OTC MarketPlace could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. In addition, we are not subject to the limited reporting requirements pursuant to Rule 257(b) as a tier 1 issuer and not subject to the full reporting requirements of the Exchange Act. Therefore, broker/dealers may not accept our non-registered securities for deposit until we voluntarily file quarterly reports in addition to our annual report that would then meet Rule 144 public information requirements.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Hemp Naturals, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Chief Executive Officer, Levi Jacobson, has limited experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Jacobson has limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, and a direct public offering that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Levi Jacobson, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Cannabis Industry.

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015. Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate. While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

Despite the historically negative stigma associated with hemp, it is a highly environmentally friendly crop, requiring few, if any, pesticides and is also biodegradable. Most of the negative stigma associated with cannabis is due to the fact that it can bud THC. Industrial hemp material generally contains less than 0.3% THC, while cannabis grown for marijuana use sometimes contains upwards of 20%. Ingestion or use of industrial hemp-based products does not have psychoactive effects due to the very low quantity of THC, if any. This makes industrial hemp legal for sale within the United States, so long as it complies with certain regulations and laws.

According to the Congressional Research Service, there are over 25,000 products on the global market that are derived from hemp. It is estimated that in the United States the market for hemp-based products may be $500 million per year, although an exact number has not been determined. Between $156 and $171 million of this market is made up of body care items and food-based supplements. $100 million is associated with hemp-based clothing and textiles. The remaining balance is associated with an array of various other hemp-based goods.

Business.

The Company was incorporated with the state of Delaware on November 12, 2015 under the name Hemp Naturals, Inc. The Company remained an SEC reporting Company until April 2, 2019 whereas the Company filed a Form 15-12G, voluntarily terminating registration of the Company’s common stock with the Commission. The Form 15-12G became effective with the Commission on July 1, 2019.

CBD Products.

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free. To date, we have completed our concepts and require funds to complete the development and marketing of our products. As of the date of this Offering Circular, the registrant has not engaged in any material operations nor generated any substantive revenues.

Our primary focus is on developing organic products containing CBD such as our CBD Gummies, presently our only branded CBD based edible product containing 250 mg of CBD. We plan to expand our CBD Gummies product line to include different flavors and introduce other edibles. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

Marketing.

The target market for our products is individuals who search the internet or hear or read about the CBD market principally through social media. This is a demand for the type of product that we sell that has been created and is in place. We make no claims about the products in terms of what benefits they might or might not provide. Users of the products get their information from social media or other similar sources. We do not make any claims about any product other than indicating each product’s components. Customers use CBD products for a variety of reasons. They hear about them from friends and read about them on social media and other internet sites. We currently sell our products online and retail outlets throughout Miami Beach Florida. Customers can use credit cards for direct purchases from us.

Competition.

The CBD industry is relatively new and growing. Its members include Canna Vest Corp., Cannabis Science, Vape Holding, Hemp Life Today, Cannabiol, Alternate Vape CBD, Tasty Hemp Oil and Cibaderm. Many of these companies have greater resources and market recognition than do we. There is also a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties become less. We plan on competing using specific products that we believe meet customer demands and sell them at prices that are very reasonable in relation to other products in the marketplace. However, We cannot predict the likelihood of succeeding in these efforts.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 13, 2015.

On November 18, 2015 Levi Jacobson was appointed as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and Director.

On November 18, 2015 Maryna Bleier was appointed as Secretary.

BUSINESS AND RECENT DEVELOPMENTS

Hemp Naturals, Inc. is a retail company engaged in selling CBD enhanced products.

Coronavirus Impact.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease our vendor supply resulting in our inability to brand and sell our CBD products.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

Suppliers.

Our vendors have represented to us that their manufacturing facilities follow U.S. Food and Drug Administration (“FDA”) required guidelines and regulations stated in FDA 21 CFR PART 111. Our products are all made by independent vendors. We purchase our products on an order by order basis from vendors. We do not have any agreements with any vendor requiring any minimum level of purchases. All ingredients are purchased by the vendors. All products are tested by these vendors to ensure no presence of THC. The vendors package and label the items being delivered to us. We have not experienced nor are we aware of any shortages of supplies available.

Regulation.

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The DEA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because CBD does not cause the "high" associated with the THC in marijuana. As the legal landscape and understanding about the differences in medical cannabinoids unfolds, it will be increasingly important to distinguish “marijuana” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD. The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products. Some states are considering various taxation of marijuana-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing no CBD would fall under these tax plans if and when they are imposed. IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations.

Cannabis is currently a Schedule I controlled substance under the Controlled Substance Act, (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine. Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

Number of Total Employees and Part-Time Employees

We currently employ 2 part time employees.

Milestones

We hope to reach the following milestones in the next 12 months:

Acquire, brand and sell a variety of CBD products including but not limited to CBD hemp oil, edibles,water solubles, pet products, skin care and topical creams.

Estimated Cost: $200,000

Employees

As of May 13, 2020, we have two part time employees, Levi Jacobson our Chief Executive Officer and Maryna Bleier our Secretary.

Currently, both Mr. Jacobson and Ms. Bleier have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

During the transmutation of our business plan from selling hemp based products, we intend to hire employees and independent consultants to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and direct public offering basis: no minimum number of shares must be sold in order for the offering to proceed. The midpoint offering price per share is $.999. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of 2,002,002 common shares offered for sale by the Company at the midpoint offering price of $.999. There is no assurance that we will raise the full $2,000,000 maximum as anticipated.

If 2,002,002 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Inventory	$200,000
Product Development	$500,000
Marketing and Advertising	$500,000
Website Development	$200,000
Payroll Expenses	$200,000
Working Capital	$380,000
Offering Expenses	$20,000
TOTAL	$2,000,000

If 1,501,501 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Inventory	$200,000
Product Development	$400,000
Marketing and Advertising	$200,000
Website Development	$200,000
Payroll Expenses	$200,000
Working Capital	$280,000
Offering Expenses	$20,000
TOTAL	$1,500,000

If 1,001,001 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Inventory	$200,000
Product Development	$200,000
Marketing and Advertising	$100,000
Website Development	$200,000
Payroll Expenses	$100,000
Working Capital	$180,000
Offering Expenses	$20,000
TOTAL	$1,000,000

If 500,500 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Inventory	$100,000
Product Development	$50,000
Marketing and Advertising	$50,000
Website Development	$50,000
Payroll Expenses	$50,000
Working Capital	$180,000
Offering Expenses	$20,000
TOTAL	$500,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

The Company is quoted on the OTC Pink market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. It is not possible to calculate the net dilution because we cannot determine yet the exact size or exact price per share of the Offering. However, below we have provided an estimate based on a midpoint offering price of $.999 per share as of November 30, 2019 assuming the maximum amount of proceeds in the amount of $2,000,000 are received by the Company.

The following table illustrates the dilution to the purchasers of the common stock sold in this offering based on the midpoint offering price of $.999 per share if 100%, 50% and 25% of the maximum number of shares offered are sold, not to exceed $2,000,000 in gross proceeds.

The values in the table immediately following are rounded to the nearest thousandths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$.999	$.999	$.999
Book Value Per Share Before the Offering	$.020	$.020	$.020
Book Value Per Share After the Offering	$.023	$.027	$.034
Net Increase to Original Shareholder	$.003	$.007	$.014
Decrease in Investment to New Shareholders	$.952	$.948	$.941
Dilution to New Shareholders (%)	97.64%	97.23%	96.51%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$747,637
Net proceeds from this offering	2,000,000
$2,747,637
Denominator:
Shares of common stock outstanding prior to this offering	1,023,521,895
Shares of common stock to be sold in this offering offered by the Company (100%)	2,002,002
1,025,523,897

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$747,637
Net proceeds from this offering	1,000,000
$1,747,637
Denominator:
Shares of common stock outstanding prior to this offering	1,023,521,895
Shares of common stock to be sold in this offering offered by the Company (50%)	1,001,001
1,024,522,896

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$747,637
Net proceeds from this offering	500,000
$1,247,637
Denominator:
Shares of common stock outstanding prior to this offering	1,023,521,895
Shares of common stock to be sold in this offering (25%)	500,500
1,024,022,395

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Levi Jacobson, our sole officer and director and through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Jacobson or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a price of $____ per share. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. We may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 1,023,521,895 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional____ shares of its common stock for sale at the price of $_____ per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Levi Jacobson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Levi Jacobson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Levi Jacobson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jacobson is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jacobson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Levi Jacobson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the ______shares being offered on behalf of the Company. The price per share will be $_____ for the duration of this offering.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Hemp Naturals, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: one billion two hundred twenty million (6,220,000,000). These shares shall be divided into two classes with six billion two hundred million (6,200,000,000) shares designated as common stock at $.0001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.0001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. We have 5,000,000 preferred shares designated as convertible Series A with super voting rights of 5000 to 1 common share. We have 1,023,521,895 common shares and 1,000,000 Convertible Preferred Series A shares issued and outstanding as of the date of this filing.

Reverse Stock Split

On or about April 10, 2020, The Company submitted an Issuer corporate related notification form with FINRA pursuant to a 1-600 reverse stock split, (the “Split”). The Company anticipates the completion of the split to be completed by the end of May 2020. If and when completed, the Company will file a certificate of amendment to its certificate of incorporation with Delaware Secretary of State to effectuate the split. The split will only effect the issued and outstanding common shares. Upon effectuation, the Company will update all share information.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

The holders of outstanding shares of Preferred Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Preferred Stock are entitled to five thousand, (5,000) votes for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Preferred Stock is senior to common stock holders and entitled to pre-emptive rights upon liquidation, dissolution or winding up of our company and have conversion rights.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

VStock Transfer, LLC is our transfer agent with an address of 18 Lafayette Place, Woodmere, NY 11598.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements of the Company have been prepared by management and have not been reviewed by an independent accountant.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors. In addition, we will file Form1-U and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our Secretary Maryna Bleier. Our office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160.

LEGAL PROCEEDINGS

On June 7, 2019, the Company was served with a summons and complaint filed by plaintiff shareholder Power Up Lending Group, LTD in Supreme Court of the State of New York, county of Nassau against Hemp Naturals, Inc., Levi Jacobson, our CEO and Yosef Bleier, husband of Maryna Bleier, our Secretary. The complaint substantively alleges that the defendants, collectively or individually breached their contractual obligations for failure to remain an Exchange Act reporting company resulting in plaintiff’s inability to convert their Notes into common shares. Plaintiff has requested injunctive relief and monetary damages. On July 8, 2019, defendants through their legal counsel filed a Notice of Removal of Action to the United States District Court Eastern District of New York. The case remains pending in court. The Company was served with a first amended complaint by plaintiff shareholder Coventry Enterprises, LLC and filed with the U.S. District Court, Southern District on NY on January 7, 2020 alleging breach of contract and civil fraud. The case No. is 19-cv-11057-JGK-KNF remains pending in court. Plaintiff shareholder GS Capital Partners, LLC filed a Notice of Motion for Summary Judgment in lieu of complaint on January 13, 2020 alleging breach of contract and civil fraud in the Supreme Court of the State of New York. The case index number is 650290/2020. The Notice of Motion was denied by the Supreme Court on February 26, 2020.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Levi Jacobson	29	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, Director
Maryna Bleier	31	Secretary

Levi Jacobson- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, Director

Mr. Jacobson studied business and economics at Touro College, which he graduated from in 2014. From February 2015 to August 2015 Mr. Jacobson worked for Blue Car Enterprise as a Manager/Director specializing in sales and ad management. Mr. Jacobson has been the CEO and director of the Company since November 13, 2015. From 2016 through present, Mr. Jacobson has been working at Bluejay Management LLC, a real estate developer in Hewlett, NY assisting management in all aspects of real estate including property management, collection of rents and remodeling.

Maryna Bleier- Secretary

Mrs. Bleier graduated from the National Institute of Business in Ukraine with an International Business and Entrepreneurial Degree in 2008. From 2009 until 2014 Mrs. Bleier was self-employed as an importer of Ukrainian goods. The goods she has successfully imported into the United States have been distributed throughout the Country with a particular emphasis on Brighton Beach in Brooklyn NY. Mrs. Bleir has been the Secretary of the Company since November 13, 2015.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Officer compensation for the year ended November 30, 2019 totaled $552,735. The CEO, Levi Jacobson, was paid $239,305 and the Secretary, Maryna Bleier, was indirectly paid compensation in the amount of $125,000 by and through IEB Diamond, Inc., an entity wholly owned by Ms. Bleier and the Company paid Ms. Bleier’s rent in the amount of $63,430 as compared to the year ended November 30, 2018 when the CEO was paid $65,500 and the Secretary was paid $0. These payments to the officers were made with cash available from sales of common shares and convertible notes. Due to the current lack of product sales, Mr. Jacobson and Ms. Bleier are not receiving any regular compensation, cash or otherwise, for their services until such times as revenues are forthcoming. Mr. Jacobson is the sole director. There is no option or non-cash compensation plan at this time. No amounts are paid or payable to the director for acting as such. No Board committees have been established. Due to the small size of Hemp Naturals, Inc.’s operations, the entire Board of Directors functions as the audit committee; Mr. Jacobson is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer for the years ended November 30, 2019 and 2018.

Name:	Fiscal Year:	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Levi Jacobson CEO, Director	2019	$239,305	--	--	--	--	$239,305
	2018	--	--	$4,725,000	--	$65,500	4,790,500
Maryna Bleier Secretary	2019	$125,000	--	--	--	$63,430	$188,430
	2018	--	--	--	--	--	--

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of our capital stock beneficially owned as of May 13, 2020 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

COMMON STOCK

Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage (1)	Voting Percentage After Offering

Common Stock	Levi Jacobson	16950 North Bay Road, Suite 1803, Sunny Isles Beach, FL 33160	200,001,666	19.54%	**%
Common Stock	Maryna Bleier	16950 North Bay Road, Suite 1803, Sunny Isles Beach, FL 33160	6,001,666	.59%	**%
Common Stock	Blue Car Enterprise, Inc.*	636 Eastern Parkway, Brooklyn, NY 11213	74,000,000	7.23%	**%
All Officers and Directors (2 persons)			280,003,332	27.36%	**%

(1) Based on 1,023,521,895 common shares outstanding as of May 13, 2020.

*	Blue Car Enterprise, Inc. is an entity wholly owned by Levi Jacobson, our sole director. Mr. Jacobson is deemed the indirect and beneficial owner of these shares since he has voting and investment control over the shares.
**	Voting Percentage After Offering will be determined after Qualification of Offering Statement by the Commission.

SERIES A CONVERTIBLE PREFERRED SHARES

Holder	Shares Held	Percentage of Class Held
Levi Jacobson 16950 North Bay Road, Suite 1803, Sunny Isles Beach, FL 33160	1,000,000	100%

Total	1,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson and 6,000,000 shares of restricted common stock to Maryna Bleier. The shares were issued in exchange for developing the Company’s business plan. The fair value of the shares issued as compensation was $0.0001 per share. The Company recorded 1,220 in stock based compensation. On November 17, 2017 the Company issued 120,000,000 shares of restricted common stock to Mr. Jacobson as compensation for developing the business plan. The fair value of the shares issued as compensation was $0.03 per share. The Company recorded $3,600,000 in stock based compensation. On November 17, 2017, the Company issued 45,000,000 shares to Blue Car Enterprise, Inc. and on January 16, 2018, the Company issued 29,000,000 shares to Blue Car Enterprise, Inc. as compensation for a 2 year agreement to provide consulting services to the Company relating to the development of our business plan and for the development and distribution of products for the Company. Blue Car Enterprise is an entity solely owned by our CEO. The fair value of the shares issued as compensation was $0.03 per share. $1,323,750 was posted as prepaid consulting and $26,250 was recorded as consulting fees. On January 28, 2020, the Company issued 1,000,000 shares of its preferred convertible Series A shares to Levi Jacobson, our sole director for furthering the business plan of the Company. The preferred Series A shares have super voting rights of 5,000 votes for each share held.

The Company entered into agreement to issue restricted and unregistered shares to the following individuals and entities:

1) 40,000,000 common shares to Mazel Property Enterprise Corp. on May 8, 2017 with an address of 1365 Carrol Street, Apt. 2C, Brooklyn, NY 11213. The shares were agreed upon as rent paid upfront for seven years pursuant to the Lease Agreement. The shares were issued on February 20, 2018. Miriam Bleier is considered the indirect beneficial owner of these shares as she is the sole shareholder of Mazel Property Enterprise, Corp. Miriam Bleier is the mother-in-law of Maryna Bleier, our secretary.

2) 45,000,000 common shares to Blue Car Enterprise, Inc., a Delaware corporation with an address of 580 Fifth Avenue, 10th Floor, NY, NY 10036 on November 17, 2017 and 29,000,000 shares were issued on January 16, 2018. The shares were issued to further develop the company’s business plan and the development and distribution of products for the Company. Levi Jacobson, our sole director is considered the indirect beneficial owner of these shares as he is the sole shareholder of Blue Car Enterprise, Inc.

3) 45,000,000 common shares to the Jewish Enrichment Center, Inc., a Delaware corporation with an address of 724 Indian Rocks Road, Belle Air Florida, 33756 on November 17, 2017. The shares were issued for consulting services. Yosef Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Jewish Enrichment Center, Inc. Yosef Bleier is the husband of Maryna Bleier, our secretary.

4) 29,000,000 common shares to Elad National Properties, Inc., a Delaware corporation with an address of 1365 Carrol Street, Apt. 2C, Brooklyn, NY 11213 on January 16, 2018. The shares were issued to help materialize the business plan. Shlomo Bleier is considered the indirect beneficial owner of these shares. Shlomo Bleier is the father-in-law of Maryna Bleier, Secretary of Hemp Naturals, Inc.

5) 120,000,000 common shares to Levi Jacobson with an address of 646 Eastern Parkway, Brooklyn, NY 11213 on November 17, 2017 and 6,000,000 shares on August 17, 2017. The shares were issued to develop the company’s business plan. Levi Jacobson is our sole director.

6) 120,000,000 common shares to Marathon Properties, Inc. with an address of 1626 South 17th Avenue, Hollywood, Florida, 33020 on January 4, 2018. The shares were issued for consulting services. Yosef Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Marathon Properties, Inc. Yosef Bleier is the husband of Maryna Bleier, our secretary. The issued shares were later cancelled on March 5, 2018. The shares were initially issued for future services that never were initiated.

7) 40,000,000 common shares to Goldstar Realty, Inc., a Delaware corporation with an address of 16900 North Bay Road, Suite 18003, Sunny Isle Beach, Florida, 33160 on January 4, 2018 and 14,000,000 shares were issued on January 9, 2018. The shares were issued for consulting services. Eli Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Goldstar Realty, Inc. Eli Bleier is the brother-in-law of Yosef Bleier. The issued shares were later cancelled on March 5, 2018. The shares were initially issued for future services that never were initiated.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

Hemp Naturals, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Unaudited Financial Statements for the Quarterly Period ending February 29, 2020:

Balance Sheets at February 29, 2020 and November 30, 2019.	F2

Statement of Operations for the Three Months ended February 29, 2020 and February 28, 2019.	F3

Statement of Cash Flows for the Three Months ended February 29, 2020 and February 28, 2019.	F4

Notes to Financial Statements for the Three Months ended February 29, 2020	F5-F12

Unaudited Financial Statements for the Years Ended November 30, 2019 and November 30, 2018:

Balance Sheets for the Years Ended November 30, 2019 and November 30, 2018.	F13

Statement of Operations for the Years Ended November 30, 2019 and November 30, 2018.	F14

Statement of Changes in Stockholders Deficit for the Years Ended November 30, 2019 and November 30, 2018.	F15

Statement of Cash Flows for the Years Ended November 30, 2019 and November 30, 2018.	F16

Notes to Financial Statements	F17-F23

- F1 -

HEMP NATURALS, INC.

BALANCE SHEETS

(Unaudited)

	February 29, 2020	November 30, 2019
ASSETS
Current Assets
Cash	$125	$33,918
Inventory	15,969	15,969
Prepaid Expenses	717,512	1,297,271
Total Current Assets	733,605	1,525,659
Fixed Assets
Land and Improvements	610,862	265,000
Total Fixed Asses	610,862	265,000
TOTAL ASSETS	$1,344,467	$1,790,659

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued Expenses	$2,700	$1,000
Convertible Notes Payable	1,069,853	1.042,022
Loan to Company – related party	1,135	-
Total Current Liabilities	1,073,688	1,043,022

TOTAL LIABILITIES	1,073,688	1,043,022

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized, 1,000,000 and 0 issued and outstanding as of February 29, 2020 and November 30, 2019, respectively	100	-

Common stock , $.0001 par value, 6,200,000,000 shares authorized, 1,023,521,895 and 333,999,673 shares issued and outstanding as of February 29, 2020 and November 30, 2019, respectively	102,352	33,400
Additional Paid in Capital	17,699,802	17,469,202
Accumulated Deficit	(17,531,475)	(16,754,965)

Total Stockholders’ Equity	270,779	747,637

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,344,467	$1,790,659

The accompanying notes are an integral part of these unaudited financial statements.

- F2 -

HEMP NATURALS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended February 29, 2020	For the Three Months Ended February 28, 2019
Operating Expenses
General and Administrative	$748,680	$314,237
Total Operating Expenses	748,680	314,237

Other Income(Expenses):
Interest Expense	(27,830)	(4,869)
Total Other Expenses	(27,830)	(4,869)
Loss Before Income Tax Provision	$(776,510)	$(319,106)
Income Tax Provision	-	-
Net Loss	$(776,510)	$(319,106)
Basic and Diluted Net loss Per Common Stock	$(0.00)	$(0.00)
Weighted average number of common stock outstanding – basic and diluted	356,872,580	326,250,621

The accompanying notes are an integral part of these unaudited financial statements.

- F3 -

HEMP NATURALS, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended February 29, 2020	For the Three Months Ended February 28, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(776,510)	$(319,106)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock based compensation	644,413	-
Non-cash interest expense	27,830	-
Changes in current assets and liabilities:
Inventory	-	(892)
Accrued expenses	1,700	(15,806)
Net cash used in operating activities	(102,567)	(335,804)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Property	(345,861)	-
Net cash used in investing activities	(345,861)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to company – related party	1,135	-
Proceeds from sale of common stock	235,000	245,619
Proceeds from convertible notes payable	-	331,250
Net cash provided by financing activities	236,135	576,869

Net increase/(decrease) in cash and cash equivalents	(212,293)	241,065
Cash and cash equivalents at beginning of period	212,418	98,248
Cash and cash equivalents at end of period	125	339,313

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	-
Income taxes	$-	-

The accompanying notes are an integral part of these unaudited financial statements.

- F4 -

Hemp Naturals, Inc.

Notes to the unaudited financial statements for the period ending February 29, 2020

Note 1 – Organization and Description of Business

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated on November 13, 2015 under the laws of the state of Delaware. We have performed limited business operations and have generated no revenue to date. Our business plan has recently changed from utilizing natural building strategies using renewable biocomposite materials like hempcrete to create energy efficient homes to selling our own branded products online and in retail stores containing cannabidiol (CBD). We will continue to sell ‘Rolling Naturals’ our branded rolling papers made out of hemp-based material that are presently available for sale at our online store and other various retail outlets throughout Miami Beach, Florida.

The Company has elected November 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Inventories

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out ("FIFO") method, and are valued at the lower of cost or market value. This valuation requires Hemp Naturals, Inc. to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at February 29, 2020 and November 30, 2019 were $125 and $212,418, respectively.

- F5 -

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at February 29, 2020 and November 30, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of February 29, 2020 or November 30, 2019 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

∙	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
∙	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
∙	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 29, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F6 -

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company’s stock based compensation for periods ended February 29, 2020 and February 28, 2019 was $67,100 and $0, respectively.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated very little revenue since inception. For the period ended February 29, 2020, the Company has a net loss of $776,510 and an accumulated deficit of $17,531,475 at February 29, 2020. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. To date, our operations have consisted of developing our website and producing and distributing hemp-based rolling papers as promotion for the Company. With the purchase of an investment property in March 2019, we expect to experience negative working capital until that property is rented or sold. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of February 29, 2020 and February 28, 2019 other than the below:

Office Space

The Company contracted the use of 3,000 square feet of space owned by our Secretary, Maryna Bleier, who has been and will be contributing the space, valued at $5,000 per month, to the Company as additional paid-in capital July 1, 2016 until July 1, 2028. Beginning July 1, 2028, the Company is obligated to pay $5,000 monthly for the use of their office space per the terms of the rental contract.

- F7 -

Note 5 – Prepaid Expenses

During the year ended November 30, 2017, the Company issued 130,000,000 shares of common stock as compensation for office rent and consulting services.

During the year ended November 30, 2018, the Company issued 58,000,000 shares of common stock as compensation for consulting services.

At February 29, 2020, the $717,512 in prepaid expenses consists entirely of prepaid office rent.

Note 6 – Accrued Expenses

Accrued expenses as of February 29, 2020 and February 28, 2018 totaled $2,700 and 1,000, respectively, and consisted primarily of professional fees.

Note 7 – Convertible Notes Payable

On February 28, 2018, the Company entered into a share purchase agreement with third party Adar Bays LLC (“Adar”) in which the Company sold a $78,750 promissory note to Adar at 8% annual interest and convertible to discounted shares at 55% discount. The one year promissory note was purchased March 6, 2018. On October 8, 2018, $10,000 of the principal of the loan was converted to 163,800 shares of common stock at a conversion price per share of $.06105. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $331,807.

On October 1, 2018, the Company entered into a share purchase agreement with third party Power Up Lending LLC (“Power Up”) in which the Company sold a $65,000 promissory note to Power Up at 12% annual interest and convertible to discounted shares at 61% discount. The one year promissory note was purchased October 4, 2018. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $241,744.

On October 18, 2018, the Company entered into a share purchase agreement with third party Power Up Lending LLC (“Power Up”) in which the Company sold a $78,000 promissory note to Power Up at 12% annual interest and convertible to discounted shares at 55% discount. The one year promissory note was purchased October 22, 2018. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $313,812.

On November 8, 2018, the Company entered into a share purchase agreement with third party Bellridge Capital LP (“Bellridge”) in which the Company sold a $65,000 promissory note to Bellridge with a $6,500 original issue discount, at 12% annual interest and convertible to discounted shares at 55% discount. The one year promissory note was purchased November 14, 2018. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $311,537.

On December 4, 2018, the Compan entered into a securities purchase agreement (the “Agreement”) with EMA Financial LLC.,(the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $65,000.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

- F8 -

 On December 7, 2018 the Company entered into a securities purchase agreement (the “Agreement”) with Power Lending Group LTD (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $43,000 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 14, 2018 the Company entered into a securities purchase agreement (the “Agreement”) with Armada Investment Fund LLC (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $38,500.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 14, 2018 Company entered into a securities purchase agreement (the “Agreement”) with BHP Capital NY Inc.,(the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $38,500.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 14, 2018 Company entered into a securities purchase agreement (the “Agreement”) with Jefferson street Capital LLC (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $38,500.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

- F9 -

On December 19, 2018 the Company entered into a securities purchase agreement (the “Agreement”) with GS CAPITAL PARTNERS, LLC (the “Investor”), pursuant to which the Company will issue up to approximately $140,000 in two 8% Secured Convertible Promissory Notes, (“Notes”) with a face value of $70,000 each which provides conversion features equal to 55% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion, as well as 8% per annum interest. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On February 11, 2019 the Company entered into a securities purchase agreement (the “Agreement”) with Auctus Fund, LLC, (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $75,000.00 which provides a conversion feature equal to a variable conversion price equal to 50% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135%, 140%, 145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On February 22, 2019 the Company entered into a securities purchase agreement (the “Agreement”) with COVENTRY ENTERPRISES, LLC., (the “Investor”), pursuant to which the Company will issue a Six Month, 10% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $50,000.00 which provides a conversion feature equal to a variable conversion price equal to 60% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135%, 140%, 145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On March 4, 2019 the Company entered into a securities purchase agreement (the “Agreement”) with Bellridge Capital, LP., (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $65,000.00 which provides a conversion feature equal to a variable conversion price equal to 55% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135%, 140%, 145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

- F10 -

On March 22, 2019 the Company entered into a securities purchase agreement (the “Agreement”) with APG Capital Holdings, LLC.,(the “Investor”) pursuant to which the Company issued a one year, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $58,333.00 The Company acknowledges that this Note was issued with a $5,833.00 original issue discount (“OID”) such that the issuance price was $52,500.00. The Note provides a conversion feature equal to a variable conversion price equal to 45% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date.

Note 8 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had 1,000,000 and 0 shares of preferred stock issued and outstanding as of February 29, 2020 and November 30, 2019, respectively.

On January 28, 2020, 1,000,000 shares of Series A Convertible preferred stock were issued to the Company’s CEO as compensation for his continued work on the business plan for the Company.

Common Stock

The authorized common stock of the Company consists of 6,200,000,000 shares with a par value of $0.0001. There were 1,023,521,895 and 333,999,783 shares of common stock issued and outstanding as of February 29, 2020 and November 30, 2019, respectively.

In the year ended November 30, 2019, 3,440,000 shares of common stock were sold to six shareholders for proceeds of $172,000 and 5,819,890 shares of common stock were issued for the conversions of a convertible notes payable.

In the three months ended February 28, 2020, 44,000,000 shares of common stock were sold to four shareholders for proceeds of $235,000 and 670,000,000 shares of common stock were issued at par value as compensation for work on the Company’s business plan.

The Company does not have any potentially dilutive instruments as of February 29, 2020 and November 30, 2019 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Additional Paid In Capital

During the three months ended February 29, 2020, our Secretary provided rental space to the Company totaling $15,000 for the period, which is recorded as additional paid in capital.

- F11 -

Note 9 – Related-Party Transactions

Equity

On November 17, 2017, the Company issued 120,000,000 shares to our CEO as compensation for development of the business plan.

On November 17, 2017, the Company issued 45,000,000 shares to Blue Car Enterprise as compensation for a 2 year agreement to provide consulting to the Company. Blue Car Enterprise is an entity solely owned by our CEO.

On January 14 2018, the Company issued 29,000,000 additional shares to Blue Car Enterprise as compensation for a 2 year agreement to provide consulting to the Company.

On January 28, 2020, 1,000,000 shares of Series A Convertible preferred stock were issued to the Company’s CEO as compensation for his continued work on the business plan for the Company.

Contributed Capital

As of February 29, 2020, our Secretary has provided the Company contributed office space valued at $15,000.

As of November 30, 2019, our Secretary has provided the Company contributed office space valued at $60,000.

As of November 30, 2018, our CEO has provided the Company contributed capital in the form of payment of expenses on behalf of the Company totaling $5,841 and our Secretary has provided the Company contributed office space valued at $60,000.

As of November 30, 2017, our CEO has provided the Company contributed capital in the form of cash and payment of expenses on behalf of the Company totaling $15,786 and our Secretary has provided the Company contributed office space valued at $60,000.

Loan to the Company

On February 28, 2020 the CEO loaned to the Company $1,135 to cover operating expenses. The loan is non-secured, non-interest bearing and payable upon demand.

Office Space

At this time our main office space is provided to us rent free by our Secretary Maryna Bleier which is accounted for as contribution of $5,000 monthly. Our main office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160. After July 1, 2028, the Company is obligated to pay $5,000 monthly.

Note 10 – Subsequent Events

Reverse Stock Split

On or about April 10, 2020, The Company submitted an Issuer corporate related notification form with FINRA pursuant to a 1-600 reverse stock split, (the “Split”). The Company anticipates the completion of the split to be completed by the end of May 2020. If and when completed, the Company will file a certificate of amendment to its certificate of incorporation with Delaware Secretary of State to effectuate the split. The split will only effect the issued and outstanding common shares. Upon effectuation, the Company will update all share information.

- F12 -

HEMP NATURALS, INC.

BALANCE SHEETS

(Unaudited)

	November 30, 2019	November 30, 2018
ASSETS
Current Assets
Cash	$33,918	$98,248
Inventory	15,969	15,666
Prepaid Expenses	1,297,271	7,231,200
Total Current Assets	1,525,659	7,345,115
Fixed Assets
Land and Improvements	265,000	-
Total Fixed Asses	265,000	-
TOTAL ASSETS	$1,790,659	$7,345,115

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Derivative Liability	$-	$915,878
Convertible Notes Payable	1,042,022	73,020
Accrued Expenses	1,000	23,806
Total Current Liabilities	1,043,022	1,014,704

TOTAL LIABILITIES	1,043,022	1,014,704

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2019 and 2018	-	-

Common stock , $.0001 par value, 2,200,000,000 shares authorized, 333,999,673 and 324,739,783 shares issued and outstanding as of November 30, 2019 and 2018, respectively	33,400	32,474
Subscription Receivable	-	(4,000)
Additional Paid in Capital	17,469,202	16,823,358
Accumulated Deficit	(16,754,965)	(10,521,422)

Total Stockholders’ Equity	747,637	6,330,411

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,790,659	$7,345,115

The accompanying notes are an integral part of these financial statements.

- F13 -

HEMP NATURALS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

		For the year ended November 30, 2019		For the year ended November 30, 2018
Revenue	$		$
Merchandise Sales		689		-
Total Revenue		689		-
Cost of Goods Sold		589		-
Gross Profit		$100		$-
Operating Expenses

General and Administrative		$6,755,982		$5,754,945
Total Operating Expenses		6,755,982		5,754,945

Other Income(Expenses):
Interest Income(Expense)		250,900		(469,374)
Gain/Loss on Conversion of Debt		-		(1,561)
Gain/Loss on Change of Fair Value of Derivative Liability		271,439		(271,439)
Total Other Expenses		522,339		(742,374)
Loss Before Income Tax Provision		$(6,233,544)		$(6,497,319)
Income Tax Provision		-		-
Net Loss		$(6,233,544)		$(6,497,319)
Basic and Diluted Net loss Per Common Stock		$(0.02)		$(0.02)
Weighted average number of common stock outstanding – basic and diluted		329,569,152		317,223,367

The accompanying notes are an integral part of these financial statements.

- F14 -

Hemp Naturals, Inc.

Statements of Changes in Stockholder Equity

For the years ended November 30, 2019 and 2018

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Subscription Receivable	Total Stockholder Equity (Deficit)

Balances, November 30, 2017	266,125,983	$26,613	$7,709,151	$(4,024,103)	$ -	$3,711,662

Proceeds from the sale of common shares	450,000	45	23,955	-	(4,000)	20,000
Proceeds from the conversion of note to common shares	163,800	16	33,710	-	-	33,726
Shares issued for services	58,000,000	5,800	8,984,200	-	-	8,990,000
Contributed capital from related parties	-	-	72,341	-		72,341
Net Loss	-	-	-	(6,497,319)		(6,497,319)
Balances, November 30, 2018	324,739,783	$ 32,474	$ 16,823,358	$ (10,521,422)	$(4,000)	$ 6,330,411

Proceeds from the sale of common shares	7,011,429	701	421,299	-	-	422,000
Proceeds from the conversion of note to common shares	2,248,461	225	164,545	-	-	164,769
Subscription receivable	-	-	-	-	4,000	4,000
Contributed capital from related parties	-	-	60,000	-	-	60,000
Net loss	-	-	-	(6,233,544)	-	(6,233,544)
Balances, November 30, 2019	333,999,673	$33,400	$17,469,202	$(16,754,965)	$ -	$747,637

The accompanying notes are an integral part of these financial statements.

- F15 -

HEMP NATURALS, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Year Ended November 30, 2019	For the Year Ended November 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,233,544)	$(6,497,319)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	60,000	67,241
Stock based compensation	5,933,929	5,479,526
Loss/(Gain) on change of fair value of derivative liability	(271,439)	271,439
Loss on conversion of debt	-	1,561
Non-cash interest expense	328,563	469,374
Changes in current assets and liabilities:
Inventory	(303)	(15,666)
Accrued expenses	(24,806)	16,732
Net cash used in operating activities	(207,600)	(207,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Property	(265,000)	-
Net Cash used in investing activities	(265,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	422,000	20,000
Proceeds from convertible notes payable	164,769	280,250
Contributed capital from shareholder	5,100	5,100
Net cash provided by financing activities	586,769	305,350

Net increase/(decrease) in cash and cash equivalents	114,169	98,237
Cash and cash equivalents at beginning of year	98,248	11
Cash and cash equivalents at end of year	212,418	98,248

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	-
Income taxes	$-	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCIING ACTIVITIES:
Common stock issued recorded as prepaid expense	$-	8,990,000

The accompanying notes are an integral part of these financial statements.

- F16 -

Hemp Naturals, Inc.

Notes to the unaudited financial statements for the years ending November 30, 2019 and November 30, 2018

Note 1 – Organization and Description of Business

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated on November 13, 2015 under the laws of the state of Delaware. We have performed limited business operations and have generated no revenue to date. Our business plan has recently changed from utilizing natural building strategies using renewable biocomposite materials like hempcrete to create energy efficient homes to selling our own branded products online and retails stores containing cannabidiol (CBD). We will continue to sell ‘Rolling Naturals’ our branded rolling papers made out of hemp-based material that are presently available for sale at our online store and other various retail outlets throughout Miami Beach, Florida.

The Company has elected November 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Inventories

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out ("FIFO") method, and are valued at the lower of cost or market value. This valuation requires Hemp Naturals, Inc. to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

- F17 -

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2019 and November 30, 2018 were $212,418 and $98,248, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at November 30, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of November 30, 2019 or 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

∙	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
∙	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
∙	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

- F18 -

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company’s stock based compensation for years ended November 30, 2019 and November 30, 2018 was $0.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated very little revenue since inception. For the year ended November 30, 2019, the Company has a net loss of $6,233,544 and an accumulated deficit of $16,754,965 at November 30, 2019. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. To date, our operations have consisted of developing our website and producing and distributing hemp-based rolling papers as promotion for the Company. With the purchase of an investment property in March 2019, we expect to experience negative working capital until that property is rented or sold. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 – Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $16,754,965 which begins expiring in 2034. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

- F19 -

Significant components of the Company’s deferred tax assets are as follows:

	November 30,

	2019	2018
Deferred tax asset, generated from net operating loss	$3,518,543	$2,209,499
Valuation allowance	(3,518,543)	(2,209,499)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Tax filings for the Company for the years 2015 through 2017 are available for examination by tax authorities.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of November 30, 2019 and 2018 other than the below:

Office Space

The Company contracted the use of 3,000 square feet of space owned by our Secretary, Maryna Bleier, who has been and will be contributing the space, valued at $5,000 per month, to the Company as additional paid-in capital July 1, 2016 until July 1, 2028. Beginning July 1, 2028, the Company is obligated to pay $5,000 monthly for the use of their office space per the terms of the rental contract.

Note 6 – Prepaid Expenses

During the year ended November 30, 2017, the Company issued 130,000,000 shares of common stock as compensation for office rent and consulting services.

During the year ended November 30, 2018, the Company issued 58,000,000 shares of common stock as compensation for consulting services.

At November 30, 2019, the $1,297,271 in prepaid expenses consists of approximately $536,903 in prepaid consulting services and $760,368 in prepaid office rent.

- F20 -

Note 7 – Accrued Expenses

Accrued expenses as of November 30, 2019 and 2018 totaled $1,000 and 25,806, respectively, and consisted primarily of professional fees.

Note 8 – Convertible Notes Payable

On February 28, 2018, the Company entered into a share purchase agreement with third party Adar Bays LLC (“Adar”) in which the Company sold a $78,750 promissory note to Adar at 8% annual interest and convertible to discounted shares at 55% discount. The one year promissory note was purchased March 6, 2018. On October 8, 2018, $10,000 of the principal of the loan was converted to 163,800 shares of common stock at a conversion price per share of $.06105. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $331,807.

On October 1, 2018, the Company entered into a share purchase agreement with third party Power Up Lending LLC (“Power Up”) in which the Company sold a $65,000 promissory note to Power Up at 12% annual interest and convertible to discounted shares at 61% discount. The one year promissory note was purchased October 4, 2018. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $241,744.

On October 18, 2018, the Company entered into a share purchase agreement with third party Power Up Lending LLC (“Power Up”) in which the Company sold a $78,000 promissory note to Power Up at 12% annual interest and convertible to discounted shares at 55% discount. The one year promissory note was purchased October 22, 2018. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $313,812.

On November 8, 2018, the Company entered into a share purchase agreement with third party Bellridge Capital LP (“Bellridge”) in which the Company sold a $65,000 promissory note to Bellridge with a $6,500 original issue discount, at 12% annual interest and convertible to discounted shares at 55% discount. The one year promissory note was purchased November 14, 2018. As of November 30, 2018, the convertible note payable, derivative liability and accumulated interest totaled $311,537.

On December 4, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with EMA Financial LLC.,(the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $65,000.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 7, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Power Lending Group LTD (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $43,000 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 14, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Armada Investment Fund LLC (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $38,500.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 14, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with BHP Capital NY Inc.,(the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $38,500.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 14, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Jefferson street Capital LLC (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $38,500.00 which provides a conversion feature equal to a variable conversion price equal to 61% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%,125%,130%,135%,140%,145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On December 19, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with GS CAPITAL PARTNERS, LLC (the “Investor”), pursuant to which the Company will issue up to approximately $140,000 in two 8% Secured Convertible Promissory Notes, (“Notes”) with a face value of $70,000 each which provides conversion features equal to 55% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion, as well as 8% per annum interest. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On February 11, 2019 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Auctus Fund, LLC, (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $75,000.00 which provides a conversion feature equal to a variable conversion price equal to 50% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135%, 140%, 145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On February 22, 2019 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with COVENTRY ENTERPRISES, LLC., (the “Investor”), pursuant to which the Company will issue a Six Month, 10% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $50,000.00 which provides a conversion feature equal to a variable conversion price equal to 60% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135%, 140%, 145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On March 4, 2019 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Bellridge Capital, LP., (the “Investor”), pursuant to which the Company will issue a Six Month, 12% Secured Convertible Promissory Note, (“Note”) secured by Company common stock with a face value of $65,000.00 which provides a conversion feature equal to a variable conversion price equal to 55% multiplied by the Market Price defined as the lowest one day closing bid price for the Company common stock during the twenty day period ending on the latest complete trading day in the OTC Markets prior to the conversion date. The proceeds will be used for general corporate purposes and working capital. The Agreement carries a pre-payment penalty if the Note is paid off 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 125%, 130%, 135%, 140%, 145% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

- F21 -

Note 9 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has no shares of preferred stock issued and outstanding as of November 30, 2019 and 2018.

Common Stock

The authorized common stock of the Company consists of 2,200,000,000 shares with a par value of $0.0001. There were 333,999,673 and 324,739,783 shares of common stock issued and outstanding as of November 30, 2019 and 2018, respectively.

In the year ended November 30, 2018, 58,000,000 shares of common stock were issued to two shareholders as compensation for consulting services, 450,000 shares of common stock were sold to three shareholders, and 163,800 shares of common stock were issued to a holder of a convertible note payable.

In the year ended November 30, 2019, 3,440,000 shares of common stock were sold to six shareholders for proceeds of $172,000 and 5,819,890 shares of common stock were issued for the conversions of a convertible notes payable.

The Company does not have any potentially dilutive instruments as of November 30, 2019 and 2018 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

- F22 -

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Additional Paid In Capital

During the year ended November 30, 2018, our CEO paid $5,841 in operating expenses on behalf of the Company which is recorded as additional paid in capital. Our Secretary provided rental space to the Company totaling $60,000 for the 2018 fiscal year, which is recorded as additional paid in capital.

During the year ended November 30, 2019, our Secretary provided rental space to the Company totaling $60,000 for the 2019 fiscal year, which is recorded as additional paid in capital.

Note 10 – Related-Party Transactions

Equity

On November 17, 2017, the Company issued 120,000,000 shares to our CEO as compensation for development of the business plan.

On November 17, 2017, the Company issued 45,000,000 shares to Blue Car Enterprise as compensation for a 2 year agreement to provide consulting to the Company. Blue Car Enterprise is an entity solely owned by our CEO.

On January 14 2018, the Company issued 29,000,000 additional shares to Blue Car Enterprise as compensation for a 2 year agreement to provide consulting to the Company.

Contributed Capital

As of November 30, 2019, our Secretary has provided the Company contributed office space valued at $60,000.

As of November 30, 2018, our CEO has provided the Company contributed capital in the form of payment of expenses on behalf of the Company totaling $5,841 and our Secretary has provided the Company contributed office space valued at $60,000.

As of November 30, 2017, our CEO has provided the Company contributed capital in the form of cash and payment of expenses on behalf of the Company totaling $15,786 and our Secretary has provided the Company contributed office space valued at $60,000.

Office Space

At this time our main office space is provided to us rent free by our Secretary Maryna Bleier which is accounted for as contribution of $5,000 monthly. Our main office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160. After July 1, 2028, the Company is obligated to pay $5,000 monthly.

Note 11 – Subsequent Events

On January 28, 2020, the Company amended and restated its Articles of Incorporation with the State of Delaware. This amendment increased the total authorized shares to 6,220,000,000, with 6,200,000,000 as common shares authorized and 20,000,000 as preferred shares authorized.

- F23 -

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Previous independent registered public accounting firm

(i)	On March 14, 2018, Hemp Naturals, Inc., (the Company”) was notified that its independent registered public accounting firm, MaloneBailey, LLP, had resigned as its independent auditors.

(ii)	The reports of MaloneBailey, LLP on the Company's financial statements as of and for the fiscal years ended November 30, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

(iii)	The Company's Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)	During the fiscal years ended November 30, 2016 and 2015 and through March 14, 2018, there have been no disagreements with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MaloneBailey, LLP would have caused them to make reference thereto in connection with their report on the financial statements for such years.

(v)	The Company requested that MaloneBailey, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by MaloneBailey, LLP was filed as Exhibit 16.1 to the Form 8-K filed with the SEC on March 20, 2018

(b) New independent registered public accounting firm

(i)	On March 27, 2018 the Company engaged Paritz & Company, P.A. as its new independent registered public accounting firm. During the two most recent fiscal years and through March 14, 2018, the Company had not consulted with Parits & Company, P.A. regarding any of the following:

(ii)	On November 13, 2018, Paritz & Company, P.A. (“Paritz”), the independent registered public accounting firm of Hemp Naturals, Inc. (the “Company”), notified the Company that Paritz combined its practice (the “Merger”) with Prager Metis CPAs LLC (“Prager”), with Prager being the surviving entity after the Merger. As a result of the Merger, on November 13, 2018, Paritz effectively resigned as the independent registered public accounting firm for the Company, and Prager, as the successor to Paritz, was approved by the Company’s Board of Directors to be engaged as the Company’s independent registered public accounting firm.

(iii)	On April 23, 2020, we dismissed Prager as our accountant. The reports of Prager on the Company's financial statements as of and for the fiscal years ended November 30, 2018 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern. The Company's Board of Directors participated in and approved the decision to change independent registered public accounting firms. During the fiscal years ended November 30, 2018 and 2017, there have been no disagreements with Prager on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Prager would have caused them to make reference thereto in connection with their report on the financial statements for such years;

(iv)	The application of accounting principles to a specific transaction, either completed or proposed;

(v)	The type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Paritz & Company, P.A. concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(vi)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

- F24 -

 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Hemp Naturals, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Hemp Naturals, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 11, 2017 170,000 shares of common stock were sold to 1 purchaser at a purchase price of $0.03 per share for gross proceeds of $5,000.

On October 18, 2017 1,250,000 shares of common stock were sold to 1 purchaser at a purchase price of approximately $.03 per share for gross proceeds of $37,500.

On October 5, 2018 400,000 shares of common stock were sold to 2 purchasers at a purchase price of approximately $.03 per share for gross proceeds of $20,000.

On November 13, 2018 50,000 shares of common stock were sold to 1 purchaser at a purchase price of approximately $.08 per share for gross proceeds of $4,000.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as amended (1)
1A-2B	By-laws (2)
1A-4	Sample Subscription Agreement (3)
1-A-6	Securities Purchase Agreement dated as of February 28, 2018 between the Company and Adar Bays, LLC (4)
1-A-6	Securities Purchase Agreement dated as of October 1, 2018 between the Company and Power Up Lending, (5)
1-A-6	Securities Purchase Agreement dated as of October 18, 2018 between the Company and Power Up Lending, (6)
1-A-6	Securities Purchase Agreement dated as of November 8, 2018 between the Company and Bellridge Capital , LLP (7)
1-A-6	Securities Purchase Agreement and Note dated as of December 6, 2018 between the Company and Power Up Lending(8)
1-A-6	Securities Purchase Agreements dated as of December 14, 2018 between the Company, Armada Investment Fund, LLC, BHP Capital NY, Inc. and Jefferson Street Capital, LLC respectively (9)
1-A-6	Securities Purchase Agreement dated as of December 19, 2018 between the Company and GS Capital Partners, LLC(10)
1-A-6	Securities Purchase Agreements dated as of February 11, 2019, February 22, 2019 and March 4, 2019 between the Company and Auctus Fund, LLC, Coventry Enterprises, LLC and Bellridge Capital, LP respectively(11)
1-A-6	Securities Purchase Agreement and Note dated as of March 14, 2019 between the Company and Power Up Lending(12)
1-A-6	Service Agreement dated January 6, 2018 by and between the Company and Blue Car Enterprise Corp.(12)
1A-11	Consents of Accounting Firm (12)
1A-12	Legal Opinion Letter (13)

____________________

(1)	Previously filed with the Company’s Form 8-K, filed with the Commission on July 10, 2018.
(2)	Previously filed with the Company’s Form 1-A, SEC File No. 024-10523 on January 29, 2016, and incorporated herein by this reference as an Exhibit to this Form 1-A.
(3)	Attached.
(4)	Previously filed with the Company’s Form 8-K, filed with the Commission on May 23, 2018.
(5)	Previously filed with the Company’s Form 8-K, filed with the Commission on October 18, 2018.
(6)	Previously filed with the Company’s Form 8-K, filed with the Commission on October 26, 2018.
(7)	Previously filed with the Company’s Form 8-K, filed with the Commission on November 29, 2018.
(8)	Previously filed with the Company’s Form 8-K, filed with the Commission on December 18, 2018.
(9)	Previously filed with the Company’s Form 8-K, filed with the Commission on December 19, 2018.
(10)	Previously filed with the Company’s Form 8-K, filed with the Commission on December 31, 2018.
(11)	Previously filed with the Company’s Form 8-K, filed with the Commission on March 13, 2019.
(12)	Previously filed with the Company’s Form 1-A Amendment No. 6, filed with the Commission on July 24, 2019.
(13)	Previously filed with the Company’s Form 1-A filed with the Commission on April 24, 2020.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunny Isles Beach, Florida on May 13, 2020.

Hemp Naturals, Inc.

By: /s/ Levi Jacobson
Name: Levi Jacobson
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: May 13, 2020

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: May 13, 2020

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: Chief Financial Officer (Principal Financial Officer)  Date: May 13, 2020

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: May 13, 2020